Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2019 Results[1]

•	Fourth quarter 2019 revenue grew 25% compared to a year ago to $345 million and adjusted EBITDA grew 34% to $66 million

•

Total combined loans and finance receivables outstanding grew 33% year-over-year to $1.3 billion at the end of the fourth quarter, driven by a 73% increase in line of credit receivables and a 29% increase in near-prime installment loan receivables

•	Diluted earnings per share more than tripled to $0.87 per share compared to the year ago quarter and adjusted earnings per share grew 67% to $0.92 per share

CHICAGO, Jan. 29, 2020 /PRNewswire/ — Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter and year ended December 31, 2019.

“Our fourth quarter topped off another year of strong results for Enova, driven by strong demand, solid execution, and efficient marketing,” said David Fisher, Enova’s CEO. “The business continues to operate at a very high level, demonstrated by the substantial revenue and earnings growth we delivered in 2019. We are excited about the opportunities ahead of us and expect 2020 to be another excellent year for Enova, as we adapt to changes in the market to continue to help hardworking people get access to fast, trustworthy credit.”

Fourth Quarter 2019 Summary

•	Total revenue of $345 million in the fourth quarter of 2019 increased 25% from $277 million in the fourth quarter of 2018.

•	Gross profit margin was 42.5% in the fourth quarter of 2019, compared to 43.1% in the fourth quarter of 2018.

•	Net income of $30 million, or $0.87 per diluted share, in the fourth quarter of 2019 compared to $10 million, or $0.28 per diluted share, in the fourth quarter of 2018.

•	Fourth quarter 2019 adjusted EBITDA of $66 million, a non-GAAP measure, increased from $49 million in the fourth quarter of 2018.

•

Adjusted earnings of $31 million, or $0.92 per diluted share, a non-GAAP measure, in the fourth quarter of 2019 increased from adjusted earnings of $19 million, or $0.55 per diluted share, in the fourth quarter of 2018.

Full Year 2019 Summary

•	Total revenue of $1.175 billion in 2019 increased 21% from $973 million in 2018.

•	Gross profit margin was 48.7% in 2019, compared to 48.2% in 2018.

•	Net income of $128 million, or $3.72 per diluted share, in 2019 increased from $64 million, or $1.81 per diluted share, in 2018.

•	Full year 2019 adjusted EBITDA of $276 million, a non-GAAP measure, increased from $202 million in 2018.

•	Adjusted earnings of $140 million, or $4.08 per diluted share, a non-GAAP measure, in 2019 increased from adjusted earnings of $84 million, or $2.39 per diluted share, in 2018.

“Fourth quarter financial results reflect our continued ability to leverage our diverse product offerings, solid balance sheet, operating leverage and disciplined focus on unit economics to deliver both significant growth and profitability. As shown in our outlook for 2020, we expect a continuation of these trends into the new year,” said Steve Cunningham, CFO of Enova. “Our outlook also incorporates the adoption of the fair value method of accounting for our receivables portfolio to comply with new life of loan loss recognition requirements, which we feel best aligns with our operating model and the economics of our business.”

Enova ended the fourth quarter of 2019 with unrestricted cash and cash equivalents of $47 million. As of December 31, 2019, the company had total debt outstanding of $991 million, which included $308 million outstanding of combined installment loan securitization facilities and $72 million outstanding under our $125 million corporate revolver. During the fourth quarter, Enova generated $249 million of cash flows from operations.

During the fourth quarter of 2019, Enova acquired 1.025 million shares at a cost of $23 million under the company’s share repurchase programs. At the end of the fourth quarter, $56 million was available under the company’s $75 million share repurchase program.

Outlook

Beginning January 1, 2020, Enova will adopt fair value accounting to comply with new accounting standards for life of loan loss accounting and the outlook for 2020 reflects this adoption. Please see the “Supplemental Financial Information” for the fourth quarter 2019 on Enova’s investor relations website for additional details and pro forma results for comparability of the outlook to prior periods.

For the first quarter of 2020, Enova expects total revenue of $328 million to $348 million, diluted earnings per share from continuing operations of $1.27 to $1.71, adjusted EBITDA of $85 million to $105 million and adjusted earnings per share of $1.35 to $1.78. For the full year 2020, Enova expects total revenue of $1.418 billion to $1.488 billion, diluted earnings per share from continuing operations of $4.21 to $5.50, adjusted EBITDA of $305 million to $365 million and adjusted earnings per share of $4.53 to $5.82.

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Wednesday, January 29th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company’s earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until February 5, 2020, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10138505.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 6 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova’s senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova’s consolidated balance sheet since both revenue and cost of revenue are impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova’s financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova’s ability to incur and service debt and Enova’s capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova’s estimated enterprise value.

[1]

Fourth quarter 2019 and full year 2019 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the U.K. unless otherwise noted. Enova exited the U.K. market in Q4 2019. The company recorded a one-time after-tax charge of $74 million, including one-time cash charges of $53 million to support cessation of U.K. lending activities.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	December 31,
	2019	2018
Assets
Cash and cash equivalents(1)	$47,344	$28,114
Restricted cash(1)	45,069	22,169
Loans and finance receivables, net(1)	1,062,650	780,112
Income taxes receivable	32,859	28,914
Other receivables and prepaid expenses(1)	31,643	29,549
Property and equipment, net	54,540	46,062
Operating lease right-of-use asset	19,586	—
Goodwill	267,013	267,013
Intangible assets, net	2,185	3,255
Other assets(1)	11,463	12,179
Assets from discontinued operations	—	110,818

Total assets	$1,574,352	$1,328,185

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses(1)	$122,163	$81,525
Operating lease liability	35,712	—
Deferred tax liabilities, net	48,683	33,171
Long-term debt(1)	991,181	857,929
Liabilities from discontinued operations	—	7,792

Total liabilities	1,197,739	980,417

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 35,764,943 and 34,856,553 shares issued and 32,974,714 and 33,584,606 outstanding as of December 31, 2019 and 2018, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	63,791	48,175
Retained earnings	372,681	336,415
Accumulated other comprehensive loss	(3,066)	(13,805)
Treasury stock, at cost (2,790,229 and 1,271,947 shares as of December 31, 2019 and 2018, respectively)	(56,793)	(23,017)

Total stockholders’ equity	376,613	347,768

Total liabilities and stockholders’ equity	$1,574,352	$1,328,185

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries (“VIEs”) presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	December 31,
	2019	2018
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$420	$210
Restricted cash	42,354	22,168
Loans and finance receivables, net (includes allowance for losses of $38,540 and $27,255 as of December 31, 2019 and 2018, respectively)	420,690	318,961
Other receivables and prepaid expenses	9	2,712
Other assets	2,161	2,544

Total assets of consolidated VIEs	$465,634	$346,595

Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$3,171	$3,087
Long-term debt	304,598	223,368

Total liabilities of consolidated VIEs	$307,769	$226,455

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$345,262	$276,706	$1,174,757	$972,621
Cost of Revenue	198,417	157,448	602,894	503,405

Gross Profit	146,845	119,258	571,863	469,216
Expenses
Marketing	35,705	25,728	115,132	95,960
Operations and technology	22,909	21,701	84,262	78,367
General and administrative	24,642	27,034	109,204	105,143
Depreciation and amortization	4,007	3,562	15,055	14,200

Total Expenses	87,263	78,025	323,653	293,670

Income from Operations	59,582	41,233	248,210	175,546
Interest expense, net	(19,751)	(20,078)	(75,604)	(79,364)
Foreign currency transaction (loss) gain, net	(26)	(55)	(216)	(2,318)
Loss on early extinguishment of debt	—	(7,812)	(2,321)	(24,991)

Income before Income Taxes	39,805	13,288	170,069	68,873
Provision for income taxes	10,277	3,494	42,053	5,301

Net income from continuing operations	29,528	9,794	128,016	63,572
Net (loss) income from discontinued operations	(80,081)	(1,123)	(91,404)	6,526

Net (Loss) Income	$(50,553)	$8,671	$36,612	$70,098

Earnings (Loss) Per Share:
Earnings (loss) per common share – basic:
Continuing operations	$0.88	$0.29	$3.80	$1.87
Discontinued operations	(2.39)	(0.03)	(2.71)	0.19

(Loss) earnings per common share – basic	$(1.51)	$0.25	$1.09	$2.06

Earnings (loss) per common share – diluted:
Continuing operations	$0.87	$0.28	$3.72	$1.81
Discontinued operations	(2.39)	(0.03)	(2.71)	0.19

(Loss) earnings per common share – diluted	$(1.51)	$0.25	$1.06	$1.99

Weighted average common shares outstanding:
Basic	33,553	34,158	33,715	33,993
Diluted	34,119	35,103	34,398	35,176

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$800,148	$610,989
Cash flows from operating activities - discontinued operations	58,087	73,851

Cash flows provided by operating activities	858,235	684,840
Cash flows used in investing activities
Loans and finance receivables	(851,056)	(637,634)
Property and equipment additions	(17,298)	(14,656)
Other investing activities	(2,729)	251

Cash flows from investing activities - continuing operations	(871,083)	(652,039)
Cash flows from investing activities - discontinued operations	(14,674)	(68,894)

Total cash flows used in investing activities	(885,757)	(720,933)
Cash flows provided by financing activities	95,484	22,479

Effect of exchange rates on cash	(654)	(7,271)

Net increase (decrease) in cash and cash equivalents and restricted cash	67,308	(20,885)
Less: increase in cash and cash equivalents from discontinued operations	(25,178)	(1,287)

Net increase (decrease) in cash, cash equivalents and restricted cash - continuing operations	42,130	(22,172)
Cash, cash equivalents and restricted cash at beginning of year	50,283	72,455

Cash, cash equivalents and restricted cash at end of period	$92,413	$50,283

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA

(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended December 31, 2019 and 2018.

Three Months Ended December 31	2019	2018	Change
Cost of revenue	$198,417	$157,448	$40,969
Charge-offs (net of recoveries)	181,465	148,023	33,442
Average combined loans and finance receivables, gross:
Company owned(a)	1,168,425	908,286	260,139
Guaranteed by Enova(a)(b)	24,723	29,565	(4,842)

Average combined loans and finance receivables, gross(a)(c)	$1,193,148	$937,851	$255,297

Ending combined loans and finance receivables, gross:
Company owned	$1,239,589	$924,326	$315,263
Guaranteed by Enova(b)	27,560	29,704	(2,144)

Ending combined loans and finance receivables, gross(c)	$1,267,149	$954,030	$313,119

Ending allowance and liability for losses	$178,450	$146,380	$32,070

Combined originations(d)	$656,025	$556,811	$99,214

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	16.6%	16.8%	(0.2)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	15.2%	15.8%	(0.6)%
Gross profit margin	42.5%	43.1%	(0.6)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.1%	15.3%	(1.2)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova’s financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova’s financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income from continuing operations	$29,528	$9,794	$128,016	$63,572
Adjustments:
Loss on early extinguishment of debt(a)	—	7,812	2,321	24,991
Lease termination and cease use costs	—	—	726	—
Intangible asset amortization	267	267	1,070	1,070
Stock-based compensation expense	2,183	3,511	11,967	11,660
Foreign currency transaction loss	26	55	216	2,318
Cumulative tax effect of adjustments	(693)	(2,797)	(3,907)	(8,885)
Discrete tax adjustments(c)	—	—	(141)	(11,237)
Regulatory settlement(d)	—	633	—	633

Adjusted earnings	$31,311	$19,275	$140,268	$84,122

Diluted earnings per share	$0.87	$0.28	$3.72	$1.81

Adjusted earnings per share	$0.92	$0.55	$4.08	$2.39

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income from continuing operations	$29,528	$9,784	$128,016	$63,572
Depreciation and amortization expenses	4,007	3,562	15,055	14,200
Interest expense, net	19,751	20,078	75,604	79,364
Foreign currency transaction loss	26	55	216	2,318
Provision for income taxes	10,277	3,494	42,053	5,301
Stock-based compensation expense	2,183	3,511	11,967	11,660
Adjustments:
Lease termination and cease use costs(b)	—	—	370	—
Loss on early extinguishment of debt(a)	—	7,812	2,321	24,991
Regulatory settlement(d)	—	633	—	633

Adjusted EBITDA	$65,772	$48,929	$275,602	$202,039

Adjusted EBITDA margin calculated as follows:
Total Revenue	$345,262	$276,706	$1,174,757	$972,621
Adjusted EBITDA	65,772	48,929	275,602	202,039
Adjusted EBITDA as a percentage of total revenue	19.0%	17.7%	23.5%	20.8%

(a)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(b)

In the first quarter of 2019 and the first, third and fourth quarters of 2018, the Company recorded losses of $2.3 million ($2.2 million net of tax), $4.7 million ($3.7 million net of tax), $12.5 million ($9.9 million net of tax) and $7.8 million ($6.0 million net of tax), respectively, on early extinguishment of debt related to the redemption of $44.1 million securitization notes, $50.0 million principal amount of senior notes, the repurchase of $178.5 million principal amount of senior notes, and the repurchase of $116.5 million principal amount of senior notes, respectively.

(c)	In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

(d)

In the fourth quarter of 2018, the Company consented to the issuance of a Consent Order by the Consumer Financial Protection Bureau, or the CFPB, pursuant to which it agreed, without admitting or denying any of the facts or conclusions made by the CFPB from its 2014 review of us, to pay a civil money penalty of $3.2 million, which is nondeductible for tax purposes.

CONTACT: Public Relations, Kaitlin Lowey, media@enova.com; Investor Relations, Monica Gould, Office: (212) 871-3927, IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, IR@enova.com